Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dynatrace, Inc.
Waltham, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 27, 2020, relating to the consolidated financial statements of Dynatrace, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Troy, Michigan
August 3, 2020